EXHIBIT 10.2

NOBEL LEARNING COMMUNITIES, INC.

THIRD AMENDMENT TO CREDIT AGREEMENT

This Third Amendment to Credit Agreement (herein, the “Amendment”) is entered into as of April 27, 2005, between Nobel Learning Communities, Inc., a Delaware corporation (the “Borrower”), and Harris Trust and Savings Bank (“HTSB”), as sole Lender on the date hereof and as Administrative Agent for the Lenders.

PRELIMINARY STATEMENTS

A. The Borrower, the Guarantors, and HTSB entered into a certain Credit Agreement, dated as of February 20, 2004, as amended (referred to herein as the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B. The Borrower and Bank of Montreal (“BMO”), an Affiliate of HTSB, have entered into a BMO ePurchasing Solutions Corporate MasterCard Program Account Agreement dated as of December 30, 2004 (as it may be amended or modified and in effect from time to time, the “Procurement Card Agreement”) providing for the establishment by BMO of one or more MasterCard accounts for the Borrower and the issuance by BMO of one or more MasterCard cards (the “Procurement Cards”) on such accounts to employees of the Borrower.

C. Pursuant to the Second Amendment to Credit Agreement dated as of February 11, 2005 (the “Second Amendment”), the Borrower and HTSB agreed that all extensions of credit by BMO under the Procurement Card Agreement and the Procurement Cards would be secured by the Collateral and would reduce, on a dollar-for-dollar basis, the amount available for borrowing under the Revolving Credit, all as specifically set forth in the Second Amendment.

D. Although the extensions of credit under the Procurement Card Agreement and the Procurement Cards will continue to be secured by the Collateral, the Borrower and HTSB now wish to restore the availability under the Revolving Credit previously reduced by the Second Amendment, all on the terms and conditions set forth herein.

E. In addition, the Borrower has taken charges against income in the fiscal quarter ended April 2, 2005 in connection with its investment in Total Education Solutions, Inc. and has requested that such charges in an amount of up to $1,500,000 be added back in the calculation of EBITDA for purposes of the Credit Agreement, and HTSB is willing to agree to such request, all on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. AMENDMENTS.

Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

1.1. Section 1.2 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

Section 1.2. Revolving Credit Commitments. Subject to the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to make a loan or loans (individually a “Revolving Loan” and collectively the “Revolving Loans”) in U.S. Dollars to the Borrower from time to time on a revolving basis up to the amount of such Lender’s Revolving Credit Commitment, subject to any reductions thereof pursuant to the terms hereof, before the Revolving Credit Termination Date. The sum of the aggregate principal amount of Revolving Loans and L/C Obligations at any time outstanding shall not exceed the Revolving Credit Commitments in effect at such time. Each Borrowing of Revolving Loans shall be made ratably by the Lenders in proportion to their respective Revolver Percentages. As provided in Section 1.6(a) hereof, the Borrower may elect that each Borrowing of Revolving Loans be either Base Rate Loans or Eurodollar Loans. Revolving Loans may be repaid and the principal amount thereof reborrowed before the Revolving Credit Termination Date, subject to the terms and conditions hereof.

1.2. Section 1.9(b)(iv) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(iv) The Borrower shall, on each date the Revolving Credit Commitments are reduced pursuant to Section 1.13 hereof, prepay the Revolving Loans and, if necessary, prefund the L/C Obligations by the amount, if any, necessary to reduce the sum of the aggregate principal amount of Revolving Loans and L/C Obligations then outstanding to the amount to which the Revolving Credit Commitments have been so reduced.

1.3. Section 1.13(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

Section 1.13. Commitment Terminations. (a) Optional Revolving Credit Terminations. The Borrower shall have the right at any time and from time to time, upon 5 Business Days’ prior written notice to the Administrative Agent (or such shorter period of time agreed to by the Administrative Agent), to terminate the Revolving Credit Commitments without premium or penalty and in whole or in part, any partial termination to be (i) in an amount not less than $1,000,000 or any greater amount which is an integral multiple thereof and (ii) allocated ratably among the Lenders in proportion to their respective Revolver Percentages, provided that the Revolving Credit Commitments may not be reduced to an amount less than the sum of the aggregate principal amount of Revolving Loans and L/C Obligations then outstanding. Any termination of the Revolving Credit Commitments below the L/C Sublimit then in effect shall reduce the L/C Sublimit by a like amount. The Administrative Agent shall give prompt notice to each Lender of any such termination of the Revolving Credit Commitments.

1.4. Section 5.1 of the Credit Agreement is hereby amended by amending and restating the following defined term set forth therein to read in its entirety as follows:

“EBITDA” means, with reference to any period, Net Income for such period plus the sum of all amounts deducted in arriving at such Net Income amount in respect of (a) Interest Expense for such period, (b) federal, state, and local income taxes for the Borrower and its Subsidiaries for such period, (c) depreciation of fixed assets and amortization of intangible assets for the Borrower and its Subsidiaries for such period, (d) with respect to the fiscal quarter ended June 30, 2003 only, transaction expenses related to a potential going-private transaction in an aggregate amount not to exceed $150,000, (e) with respect to the fiscal quarter ended September 30, 2003 only, a severance expense reserve in an aggregate amount not to exceed $1,500,000, provided that cash severance expenses incurred by the Borrower and its Subsidiaries and charged against such reserve shall be subtracted from EBITDA in the fiscal quarters during which they are incurred, (f) with respect to the fiscal quarter ended June 30, 2003 only, write-downs and a reserve for certain discontinued operations and a note receivable in an aggregate amount not to exceed $5,300,000, (g) with respect to the fiscal quarter ended April 2, 2005 only, charges against income in an amount not to exceed $1,500,000 relating to an investment in Total Education Solutions, Inc., and (h) for any fiscal quarter, non-cash losses in an amount acceptable to the Administrative Agent resulting from impairment charges arising from the application of SFAS No. 142 or SFAS No. 144, provided that the amount of such charges added pursuant to this clause (h) for the two consecutive fiscal quarter period ended June 30, 2003 shall be $6,515,079, less (i) interest income and extraordinary gains for such period.

SECTION 2. CONDITIONS PRECEDENT.

Upon the satisfaction of all of the following conditions precedent, this Amendment shall become effective on and as of the date first above written to the same extent as if it had been entered into on such date:

2.1. The Borrower and HTSB shall have executed and delivered this Amendment.

2.2. Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to HTSB and its counsel.

2.3. The Guarantors shall have executed and delivered to HTSB their consent to this Amendment in the form set forth below.

SECTION 3. REPRESENTATIONS.

In order to induce HTSB to execute and deliver this Amendment, the Borrower hereby represents to HTSB that as of the date hereof the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct (except that (a) the representations contained in Section 6.2 shall be deemed to refer to the most recent list of subsidiaries of Borrower delivered to the Administrative Agent prior to the date hereof, and (b) the representations contained in Section 6.5 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Administrative Agent) and the Borrower is in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

SECTION 4. MISCELLANEOUS.

4.1. The Borrower and the Guarantors heretofore executed and delivered to the Lenders the Collateral Documents. Each of the Borrower and the Guarantors hereby acknowledges and agrees that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Obligations arising under the Credit Agreement as amended hereby; and the Collateral Documents and the rights and remedies of the Administrative Agent and Lenders thereunder, the obligations of the Borrower and Guarantors thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

4.2. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

4.3. The Borrower agrees to pay on demand all costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Administrative Agent.

4.4. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

[SIGNATURE PAGE TO FOLLOW]

This Third Amendment to Credit Agreement is entered into as of the date and year first above written.

NOBEL LEARNING COMMUNITIES, INC.

By	/s/ George H. Bernstein
	Name	George H. Bernstein
	Title	President/CEO

Accepted and agreed to.

HARRIS TRUST AND SAVINGS BANK, as the sole Lender and as Administrative Agent

By	/s/ Craig S. Munro
	Name	Craig S. Munro
	Title	Managing Director

GUARANTORS’ ACKNOWLEDGEMENT AND CONSENT

Each of the undersigned, pursuant to Section 12 of the Credit Agreement, has, inter alia, guaranteed the Obligations, Hedging Liability, and Funds Transfer and Deposit Account Liability. Each of the undersigned hereby consents to the Third Amendment to Credit Agreement as set forth above and confirms that its aforementioned Guaranty and all of the undersigned’s obligations thereunder remain in full force and effect. Each of the undersigned further agrees that the consent of the undersigned to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained.

MERRYHILL SCHOOLS NEVADA, INC.

By	/s/ Thomas Frank
	Name	Thomas Frank
	Title	President

NEDI, INC.

By	/s/ Thomas Frank
	Name	Thomas Frank
	Title	Assistant Treasurer

THE HOUSTON LEARNING ACADEMY, INC.

By	/s/ Kathy E. Herman
	Name	Kathy E. Herman
	Title	Assistant Secretary

HOUSTON LEARNING ACADEMY–SAN ANTONIO, INC.

By	/s/ Kathy E. Herman
	Name	Kathy E. Herman
	Title	Assistant Secretary

SPYROS, INC.

By	/s/ Kathy E. Herman
	Name	Kathy E. Herman
	Title	Assistant Secretary

ORTHONI, INC.

By	/s/ Kathy E. Herman
	Name	Kathy E. Herman
	Title	Assistant Secretary

MARIAN CATECHIS, INC.

By	/s/ Kathy E. Herman
	Name	Kathy E. Herman
	Title	Assistant Secretary

SANC, INC.

By	/s/ Kathy E. Herman
	Name	Kathy E. Herman
	Title	Assistant Secretary

MALONA, INC.

By	/s/ Kathy E. Herman
	Name	Kathy E. Herman
	Title	Assistant Secretary

NOBEL LEARNING TECHNOLOGIES, INC.

By	/s/ Kathy E. Herman
	Name	Kathy E. Herman
	Title	Assistant Secretary

NOBEL SCHOOL MANAGEMENT SERVICES, INC.

By	/s/ Thomas Frank
	Name	Thomas Frank
	Title	Vice President

PALADIN ACADEMY, L.L.C.

By:	Nobel Learning Communities, Inc., its sole member

By	/s/ Thomas Frank
	Name	Thomas Frank
	Title	CFO

THE ACTIVITIES CLUB, INC.

By	/s/ Thomas Frank
	Name	Thomas Frank
	Title	Secretary/Treasurer